BANK OF AMERICA

Bank of America Reports Record Quarterly Earnings of $7.3 Billion, EPS $0.74

18th Consecutive Quarter of Positive Operating Leverage

2Q19 Financial Highlights[1]

- Net income of $7.3 billion rose 8%, driven by continued positive operating leverage and strong asset quality
- Diluted earnings per share of $0.74 rose 17%
- Revenue, net of interest expense, of $23.1 billion increased 2%
  - Net interest income (NII) rose 3% from increased interest rates and growth in loans and deposits; noninterest income increased nearly 2%
- Net interest yield (FTE basis) of 2.44%, up 3 bps[A]
- Provision for credit losses stable at $857 million
  - Net charge-off ratio remained low at 0.38%
- Noninterest expense up modestly to $13.3 billion; efficiency ratio improved to 57%
- Average loan and lease balances in business segments rose $34 billion, or 4%, to $906 billion
  - Consumer and commercial loans each up 4%
- Average deposit balances rose $75 billion, or 6%, to $1.4 trillion
- Repurchased $6.5 billion in common stock and paid $1.4 billion in common dividends
  - Returned 112% of net income available to common shareholders
- Book value per share increased 10% to $26.41 per share

2Q19 Business Segment Highlights[1,2]

Consumer Banking

- Net income rose 13% to $3.3 billion
- Loans up 6% to $296 billion
- Deposits up 3% to $707 billion
- Consumer investment assets up 15% to $220 billion
- Efficiency ratio improved to 45%
- 27.8 million active mobile banking users

Global Wealth and Investment Management

- Net income rose 11% to $1.1 billion
- Record pretax margin increased to 29%
- Total client balances of $2.9 trillion
- Loans up 3%; deposits up 7%
- Year-to-date net new Merrill Lynch households up 45%

Global Banking

- Net income decreased 9% to $1.9 billion
- Firmwide investment banking fees of $1.4 billion (excludes self-led)
- No. 1 in U.S. IPOs by both volume and deals[3]
- Loans increased 5% to $373 billion
- Deposits increased 12% to $363 billion

Global Markets

- Sales and trading revenue of $3.2 billion, including net debit valuation adjustment (DVA) losses of $31 million
- Excluding net DVA, sales and trading revenue down 10% to $3.3 billion[B]
  - FICC down 8% to $2.1 billion[B]
  - Equities down 13% to $1.1 billion[B]

Commentary from Chairman and CEO Brian Moynihan:

"Our commitment to responsible growth resulted in the best quarter and first-half year of earnings in our company's history. In the second quarter, we generated $7.3 billion in earnings and delivered $7.9 billion back to shareholders. Our return on assets was over 120 basis points and our return on equity was well above the firm's cost of capital.

"Our view of the economy reflects the activity by the one-in-two American households we serve, which points to a steadily growing economy. We see solid consumer activity across the board, with spending by Bank of America consumers up five percent this quarter over the second quarter of last year.

"Our customers gave us more of their assets to handle for them. That includes an increase of $75 billion in deposits, with $37 billion from consumers. And customers gave us more of their investment dollar, as we reached $2.9 trillion in balances. This quarter, we also regained the leading U.S. market share in lending to the important small business economy. These customers continue to engage in solid activity to build their businesses. We also see consistent borrowing and activity from our commercial and corporate clients, who are well positioned to take advantage of opportunities that arise as trade and other open issues are resolved. Importantly, we have seen improvement in our investment banking market share as we have repositioned that business."

Financial Highlights	Three months ended		
($ in billions, except per share data)	**6/30/2019**	**3/31/2019**	**6/30/2018**
Total revenue, net of interest expense	**$23.1**	$23.0	$22.5
Net income	**$7.3**	$7.3	$6.8
Diluted earnings per share	**$0.74**	$0.70	$0.63
Return on average assets	**1.23%**	1.26%	1.17%
Return on average common shareholders' equity	**11.62**	11.42	10.75
Return on average tangible common shareholders' equity[4]	**16.24**	16.01	15.15
Efficiency ratio	**57**	57	59

See page 10 for endnotes.

[1] Financial Highlights and Business Segment Highlights compare to the year-ago quarter unless noted. Loan and deposit balances are shown on an average basis unless noted.
[2] The Corporation reports the results of operations of its four business segments and All Other on a fully taxable-equivalent (FTE) basis.
[3] Per Dealogic as of July 1, 2019.
[4] Represents a non-GAAP financial measure. For additional information, see endnote C on page 10 and reconciliation on page 18.

1

BANK OF AMERICA

Commentary from Chief Financial Officer Paul M. Donofrio:

"Diluted EPS grew seventeen percent from the year-ago quarter, aided in part by the repurchase of seven percent of our shares in the past twelve months as book value per share grew ten percent and capital and liquidity measures strengthened. We have recorded eighteen consecutive quarters of positive operating leverage while consistently making significant investments in the franchise. In the next twelve months, we plan to return $37 billion to shareholders through common dividends and share repurchases."

Consumer Banking

Financial Results[1]

- Net income of $3.3 billion, up $372 million, or 13%
- Revenue increased $484 million, or 5%, to $9.7 billion, driven by NII, which reflected growth in deposits and loans as well as higher short-term interest rates
- Provision for credit losses remained stable at $947 million
  - Net charge-off ratio improved to 1.24%, compared to 1.28% in 2Q18
- Noninterest expense increased $40 million, or 1%, to $4.4 billion, as investments for business growth, including marketing, and higher compensation and benefits were largely offset by improved productivity and lower FDIC expense

	Three months ended		
($ in millions)	**6/30/2019**	**3/31/2019**	**6/30/2018**
Total revenue[2]	**$9,717**	$9,632	$9,233
Provision for credit losses	**947**	974	944
Noninterest expense	**4,407**	4,356	4,367
Pretax income	**4,363**	4,302	3,922
Income tax expense	**1,069**	1,054	1,000
Net income	**$3,294**	$3,248	$2,922

[1] Comparisons are to the year-ago quarter unless noted.
[2] Revenue, net of interest expense.

Business Highlights[1,2]

- Average deposits grew $19 billion, or 3%; average loans grew $16 billion, or 6%
- Consumer investment assets grew $28 billion, or 15%, to $220 billion, driven by strong client flows and market performance
- 17 new financial centers opened in 2Q19
  - 45 renovated in 2Q19
- Digital usage continued to grow
  - 27.8 million active mobile banking users, up 10%
  - Digital sales were 25% of all Consumer Banking sales
  - 1.5 billion mobile logins in 2Q19
  - 8.0 million active Zelle® users with 69 million transactions in 2Q19
- Combined credit/debit card spend increased 5%
- Efficiency ratio improved to 45% from 47%

	Three months ended		
($ in billions)	**6/30/2019**	**3/31/2019**	**6/30/2018**
Average deposits	**$707.0**	$696.9	$687.8
Average loans and leases	**296.4**	292.3	280.7
Consumer investment assets (EOP)	**219.7**	210.9	191.5
Active mobile banking users (MM)	**27.8**	27.1	25.3
Number of financial centers	**4,349**	4,353	4,433
Efficiency ratio	**45%**	45%	47%
Return on average allocated capital	**36**	36	32
Total U.S. Consumer Credit Card[2]			
Average credit card outstanding balances	**$93.6**	$95.0	$93.5
Total credit/debit spend	**154.3**	141.2	147.5
Risk-adjusted margin	**7.9%**	8.0%	8.0%

[1] Comparisons are to the year-ago quarter unless noted.
[2] The U.S. consumer credit card portfolio includes Consumer Banking and GWIM.

2

BANK OF AMERICA

Global Wealth and Investment Management

Financial Results[1]

- Net income of $1.1 billion, up $102 million, or 11%
- Revenue increased $158 million, or 3%
  - Net interest income increased $86 million, or 6%, reflecting higher interest rates as well as growth in deposits and loans
  - Noninterest income increased $72 million, or 2%, driven by higher asset management fees
- Noninterest expense increased 1% as investments for business growth, including marketing, and higher revenue-related incentives were mostly offset by lower amortization of intangibles and FDIC expense

	Three months ended		
($ in millions)	**6/30/2019**	**3/31/2019**	**6/30/2018**
Total revenue[2]	**$4,900**	$4,820	$4,742
Provision for credit losses	**21**	5	12
Noninterest expense	**3,458**	3,428	3,427
Pretax income	**1,421**	1,387	1,303
Income tax expense	**348**	340	332
Net income	**$1,073**	$1,047	$971

[1] Comparisons are to the year-ago quarter unless noted.
[2] Revenue, net of interest expense.

Business Highlights[1]

- Total client balances of $2.9 trillion up 5%, driven by higher market valuations and positive net flows
- Average deposits of $254 billion increased 7% from 2Q18
- Average loans and leases grew $5 billion, or 3%, driven by residential mortgages and custom lending
- Pretax margin improved to 29%
- Strong wealth management household growth continues
  - YTD net new Merrill Lynch households up 45%
  - YTD net new Private Bank households up 49%
- Merrill Lynch mobile channel usage increased 39% from 2Q18

	Three months ended		
($ in billions)	**6/30/2019**	**3/31/2019**	**6/30/2018**
Average deposits	**$253.9**	$261.8	$236.2
Average loans and leases	**166.3**	164.4	160.8
Total client balances (EOP)	**2,898.8**	2,837.0	2,754.2
AUM flows	**5.3**	5.9	10.4
Pretax margin	**29%**	29%	27%
Return on average allocated capital	**30**	29	27

[1] Comparisons are to the year-ago quarter unless noted.

3

BANK OF AMERICA

Global Banking

Financial Results[1]

- Net income of $1.9 billion decreased $185 million, or 9%
- Revenue of $5.0 billion decreased 1% from 2Q18; reflects the benefit of deposit and loan growth, which was more than offset by the firm's allocation of ALM activities and loan spread compression
- Provision for credit losses increased $148 million to $125 million, driven primarily by the absence of 2Q18 energy reserve releases
- Noninterest expense increased 1%, primarily due to continued investments in the business

	Three months ended		
($ in millions)	**6/30/2019**	**3/31/2019**	**6/30/2018**
Total revenue[2,3]	**$4,975**	$5,155	$5,014
Provision for credit losses	**125**	111	(23)
Noninterest expense	**2,212**	2,266	2,185
Pretax income	**2,638**	2,778	2,852
Income tax expense	**712**	750	741
Net income	**$1,926**	$2,028	$2,111

[1] Comparisons are to the year-ago quarter unless noted.
[2] Global Banking and Global Markets share in certain deal economics from investment banking, loan origination activities, and sales and trading activities.
[3] Revenue, net of interest expense.

Business Highlights[1,2]

- Average deposits increased $39 billion, or 12%, to $363 billion
- Average loans and leases grew $17 billion, or 5%, to $373 billion
- Total Corporation investment banking fees of $1.4 billion (excl. self-led) declined 4%, driven by lower debt underwriting fees partially offset by higher equity underwriting fees
- Gained market share in Investment Banking YTD 2019 versus 2018 across most major products[3]
- Efficiency ratio remained at 44%

	Three months ended		
($ in billions)	**6/30/2019**	**3/31/2019**	**6/30/2018**
Average deposits	**$362.6**	$349.0	$323.2
Average loans and leases	**372.5**	370.1	355.1
Total Corp. IB fees (excl. self-led)[2]	**1.4**	1.3	1.4
Global Banking IB fees[2]	**0.7**	0.7	0.7
Business Lending revenue	**2.1**	2.2	2.2
Global Transaction Services revenue	**2.2**	2.2	2.0
Efficiency ratio	**44%**	44%	44%
Return on average allocated capital	**19**	20	21

[1] Comparisons are to the year-ago quarter unless noted.
[2] Global Banking and Global Markets share in certain deal economics from investment banking, loan origination activities, and sales and trading activities.
[3] Per Dealogic as of July 1, 2019.

4

BANK OF AMERICA

Global Markets

Financial Results[1]

- Net income of $1.0 billion decreased $83 million, or 7%
- Revenue of $4.1 billion decreased $106 million, or 2%; excluding net DVA, revenue decreased 6%[4]
  - Reflects lower sales and trading revenue and lower investment banking fees, partially offset by a gain on sale of an equity investment (excluded from sales and trading revenue)
- Noninterest expense decreased $49 million, or 2%, to $2.7 billion, driven primarily by lower revenue-related compensation
- Average VaR of $34 million remained low[5]

	Three months ended		
($ in millions)	**6/30/2019**	**3/31/2019**	**6/30/2018**
Total revenue[2,3]	**$4,145**	$4,181	$4,251
Net DVA[4]	**(31)**	(90)	(179)
Total revenue (excl. net DVA)[2,3,4]	**$4,176**	$4,271	$4,430
Provision for credit losses	**5**	(23)	(1)
Noninterest expense	**2,677**	2,755	2,726
Pretax income	**1,463**	1,449	1,526
Income tax expense	**417**	413	397
Net income	**$1,046**	$1,036	$1,129
Net income (excl. net DVA)[4]	**$1,070**	$1,104	$1,265

[1] Comparisons are to the year-ago quarter unless noted.
[2] Global Banking and Global Markets share in certain deal economics from investment banking, loan origination activities, and sales and trading activities.
[3] Revenue, net of interest expense.
[4] Revenue and net income, excluding net DVA, are non-GAAP financial measures. See endnote B on page 10 for more information.
[5] VaR model uses a historical simulation approach based on three years of historical data and an expected shortfall methodology equivalent to a 99% confidence level. Average VaR was $34MM, $37MM and $30MM for 2Q19, 1Q19 and 2Q18, respectively.

Business Highlights[1,2]

- Reported sales and trading revenue decreased 6% to $3.2 billion
- Excluding net DVA, sales and trading revenue decreased 10% to $3.3 billion[(B)]
  - FICC revenue of $2.1 billion decreased 8% primarily due to lower client activity across most products
  - Equities revenue of $1.1 billion decreased 13% primarily due to weaker performance in EMEA derivatives versus a stronger year-ago quarter

	Three months ended		
($ in billions)	**6/30/2019**	**3/31/2019**	**6/30/2018**
Average total assets	**$685.4**	$664.1	$678.5
Average trading-related assets	**496.2**	474.3	473.1
Average loans and leases	**70.6**	70.1	75.1
Sales and trading revenue[2]	**3.2**	3.5	3.5
Sales and trading revenue (excl. net DVA)[(B),2]	**3.3**	3.6	3.6
Global Markets IB fees[2]	**0.6**	0.5	0.7
Efficiency ratio	**65%**	66%	64%
Return on average allocated capital	**12**	12	13

[1] Comparisons are to the year-ago quarter unless noted.
[2] Global Banking and Global Markets share in certain deal economics from investment banking, loan origination activities, and sales and trading activities.

5

All Other Three months ended Financial Results1 ($ in millions) 6/30/2019 3/31/2019 6/30/2018 2 • Net income of $9 million, compared to net loss of Total revenue $(504) $(631) $(537) $349 million in 2Q18 Provision for credit losses (241) (54) (105) • Revenue improved $33 million Noninterest expense 514 419 519 • Benefit in provision for credit losses increased $136 Pretax loss (777) (996) (951) million to $241 million primarily due to recoveries Income tax expense (benefit) (786) (948) (602) from sales of previously charged-off non-core home Net income (loss) $9 $(48) $(349) equity loans 1 Comparisons are to the year-ago quarter unless noted. 2 • Tax rate improved from 2Q18 Revenue, net of interest expense. Note: All Other consists of asset and liability management (ALM) activities, equity investments, non-core mortgage loans and servicing activities, liquidating businesses and certain expenses not otherwise allocated to a business segment. ALM activities encompass certain residential mortgages, debt securities, and interest rate and foreign currency risk management activities. Substantially all of the results of ALM activities are allocated to our business segments. Equity investments include our merchant services joint venture, as well as a portfolio of equity, real estate and other alternative investments. 6

Credit Quality Three months ended Highlights1 ($ in millions) 6/30/2019 3/31/2019 6/30/2018 • Overall credit quality remained strong across both Provision for credit losses $857 $1,013 $827 the consumer and commercial portfolios Net charge-offs 887 991 996 2 • Net charge-offs decreased $109 million to $887 Net charge-off ratio 0.38% 0.43% 0.43% million, primarily driven by recoveries from sales of At period-end previously charged-off non-core home equity loans, Nonperforming assets $4,452 $5,145 $6,181 partially offset by an increase in commercial charge- Nonperforming assets ratio3 0.47% 0.55% 0.66% offs Allowance for loan and lease $9,527 $9,577 $10,050 – The net charge-off ratio decreased 5 bps to 0.38%; losses excluding the impact of the loan sales mentioned Allowance for loan and lease 1.00% 1.02% 1.08% above, net charge-off ratio of 43 bps is unchanged 4 compared to 1Q19 and 2Q18 losses ratio 1 Comparisons are to the year-ago quarter unless noted. • The provision for credit losses increased $30 million 2 Net charge-off ratio is calculated as annualized net charge-offs divided by average to $857 million outstanding loans and leases during the period. 3 Nonperforming assets ratio is calculated as nonperforming loans, leases and foreclosed • Nonperforming assets declined $1.7 billion to $4.5 properties (nonperforming assets) divided by outstanding loans, leases and foreclosed properties at the end of the period. billion, driven by improvements in consumer and 4 Allowance for loan and lease losses ratio is calculated as allowance for loan and lease losses commercial, including loan sales divided by loans and leases outstanding at the end of the period. • Commercial reservable criticized utilized exposure of Note: Ratios do not include loans accounted for under the fair value option. $11.8 billion declined $0.5 billion, and the reservable criticized ratio remains near historic lows 7

BANK OF AMERICA

Leadership in high-tech, high-touch

(Figures are for 2Q19 unless otherwise specified)

High-Tech

No. 1 in mobile banking, online banking and digital sales functionality

Digital banking has won **40+ digital awards** in the last two years

Online and Mobile certified by J.D. Power as providing "**Outstanding Customer Experience**"

"Best in Class" in Javelin's 2019 Mobile Banking Scorecard and Online Banking Scorecard, 3rd consecutive win

No. 1 Overall | No. 1 Ease of Use | No. 1 in Functionality in Dynatrace's 2Q19 Online Banker Scorecard and 1Q19 Mobile Banker Scorecard

North America's Best Digital Bank (Euromoney, 2019), 2nd consecutive year

Consumer digital banking momentum

37.3MM active digital banking users

27.8MM active mobile banking users

1.5B logins to consumer banking app

25% of all Consumer sales through digital

- **50%** of all digital sales came from mobile
- **33%** of total consumer mortgage applications came from digital
- **60%** of total direct auto applications came from digital

69MM sent and received payments via Zelle®, representing **$18B**, up **79%** YoY

583K digital appointments

7.6MM total users have completed **55MM** interactions with Erica® since launch

Innovation in Global Banking

497K CashPro® Online users (digital banking platform) across our commercial, corporate and business banking businesses

- Mobile users up **94%** YoY; mobile logins up **165%** YoY with **59%** using biometrics to login in June of 2019
- **$123B** of mobile payment approvals over the last 12 months, up **103%**
- Mobile checks deposited up **212%** YoY; dollar volume up **283%**
- Domestic volume of **Digital Disbursements** (business-to-consumer payment solution that leverages the bank's investment in Zelle®) grew **155%** YoY

Volume of Intelligent Receivables (uses AI to match payments and receivables) increased **10x** YoY (May 2018-May 2019)

Mobile Wallet adoption for commercial cards grew **87%** over the first five months of 2019

Innovation in Wealth Management

Increased usage of digital platforms by Wealth Management clients

- **62%** of Merrill Lynch clients actively using an online or mobile platform across Merrill and Bank of America
- Ranked as **No. 2** mobile app by J.D. Power Wealth Management Mobile App Satisfaction Study
- Client usage of MyMerrill Mobile app grew **39%** YoY
- **52%** YoY growth in mobile active users and **17%** YoY growth in online platform users in Private Bank

High-Touch

4,349 financial centers

- **17** new openings in 2Q19
- **45** renovations in 2Q19

16,561 ATMs

- **277** new ATMs in 2Q19
- **811** upgraded ATMs in 2Q19
- **100%** contactless-enabled

Expanded in **11** new and existing markets in 2Q19

66MM Consumer and Small Business clients

19,512 Wealth advisors in Global Wealth and Investment Management and Consumer Banking

Global footprint serving middle-market, large corporate and institutional clients in 35 countries

79% of the 2018 Global Fortune 500 and **94%** of the 2018 U.S. Fortune 1,000 have a relationship with us

Increased client-facing professionals to further strengthen local market coverage

Leading dealer in FX cash, derivatives, electronic trading and payments services in **148** currencies

No. 2 Global Research firm (Institutional Investor magazine)

- **No. 1** U.S. Broker for StarMine Analyst Awards (Source: Refinitiv)

650+ analysts covering **3K+** companies, **1.1K+** corporate bond issuers across **54** economies and **25** industries

Innovation in technology

- Most U.S.-granted patents in the financial services industry
- Ranked in **top 10** of all holders of banking-related patents and applications
- Own **3.5K+** patents and applications

8

BANK OF AMERICA

Balance Sheet, Liquidity and Capital Highlights ($ in billions except per share data, end of period, unless otherwise noted)

	Three months ended		
	6/30/2019	3/31/2019	6/30/2018
Ending Balance Sheet			
Total assets	**$2,395.9**	$2,377.2	$2,291.7
Total loans and leases	**963.8**	945.6	935.8
Total loans and leases in business segments (excluding All Other)	**920.5**	900.0	874.6
Total deposits	**1,375.1**	1,379.3	1,309.7
Average Balance Sheet			
Average total assets	**$2,399.1**	$2,361.0	$2,322.7
Average loans and leases	**950.5**	944.0	934.8
Average deposits	**1,375.5**	1,359.9	1,300.7
Funding and Liquidity			
Long-term debt	**$238.0**	$233.9	$226.7
Global Liquidity Sources, average[(D)]	**552**	546	512
Equity			
Common shareholders' equity	**$246.7**	$244.7	$241.0
Common equity ratio	**10.3%**	10.3%	10.5%
Tangible common shareholders' equity[1]	**$176.8**	$174.8	$170.9
Tangible common equity ratio[1]	**7.6%**	7.6%	7.7%
Per Share Data			
Common shares outstanding (in billions)	**9.34**	9.57	10.01
Book value per common share	**$26.41**	$25.57	$24.07
Tangible book value per common share[1]	**18.92**	18.26	17.07
Regulatory Capital[(E)]			
CET1 capital	**$171.5**	$169.2	$164.9
Standardized approach			
Risk-weighted assets	**$1,466**	$1,455	$1,444
CET1 ratio	**11.7%**	11.6%	11.4%
Advanced approaches			
Risk-weighted assets	**$1,431**	$1,423	$1,437
CET1 ratio	**12.0%**	11.9%	11.5%
Supplementary leverage			
Supplementary leverage ratio (SLR)	**6.8%**	6.8%	6.7%

[1] Represents a non-GAAP financial measure. For reconciliation, see page 18 of this press release.

9

Endnotes A We also measure net interest income on an FTE basis, which is a non-GAAP financial measure. FTE basis is a performance measure used in operating the business that management believes provides investors a more accurate picture of the interest margin for comparative purposes. We believe that this presentation allows for comparison of amounts from both taxable and tax-exempt sources and is consistent with industry practices. Net interest income on an FTE basis was $12.3 billion, $12.5 billion and $12.0 billion for the three months ended June 30, 2019, March 31, 2019 and June 30, 2018, respectively. The FTE adjustment was $149 million, $153 million and $154 million for the three months ended June 30, 2019, March 31, 2019 and June 30, 2018, respectively. B Global Markets revenue and net income, excluding net debit valuation adjustments (DVA), and sales and trading revenue, excluding net DVA, are non- GAAP financial measures. Net DVA gains (losses) were $(31) million, $(90) million and $(179) million for the three months ended June 30, 2019, March 31, 2019 and June 30, 2018, respectively. FICC net DVA gains (losses) were $(30) million, $(79) million and $(184) million for the three months ended June 30, 2019, March 31, 2019 and June 30, 2018, respectively. Equities net DVA gains (losses) were $(1) million, $(11) million and $5 million for the three months ended June 30, 2019, March 31, 2019 and June 30, 2018, respectively. C Return on average tangible common shareholders’ equity is a non-GAAP financial measure. See page 18 of this press release for reconciliation to GAAP financial measures. D Global Liquidity Sources (GLS) include cash and high-quality, liquid, unencumbered securities, limited to U.S. government securities, U.S. agency securities, U.S. agency MBS, and a select group of non-U.S. government and supranational securities, and are readily available to meet funding requirements as they arise. They do not include Federal Reserve Discount Window or Federal Home Loan Bank borrowing capacity. Transfers of liquidity among legal entities may be subject to certain regulatory and other restrictions. E Regulatory capital ratios at June 30, 2019 are preliminary. We report regulatory capital ratios under both the Standardized and Advanced approaches. The approach that yields the lower ratio is used to assess capital adequacy, which for CET1 is the Standardized approach at June 30, 2019, March 31, 2019 and June 30, 2018. 10

Contact Information and Investor Conference Call Invitation Note: Chief Executive Officer Brian Moynihan and Chief Financial Officer Paul Donofrio will discuss second- quarter 2019 financial results in a conference call at 8:30 a.m. ET today. The presentation and supporting materials can be accessed on the Bank of America Investor Relations website at http://investor.bankofamerica.com. For a listen-only connection to the conference call, dial 1.877.200.4456 (U.S.) or 1.785.424.1732 (international). The conference ID is 79795. Please dial in 10 minutes prior to the start of the call. Investors Investor Call can access replays of the conference call by visiting the Investor Relations website or by calling Information 1.800.934.4850 (U.S.) or 1.402.220.1178 (international) from July 17 through July 24. Investors May Contact: Reporters May Contact: Lee McEntire, Bank of America, 1.980.388.6780 Lawrence Grayson, Bank of America, 1.704.995.5825 lee.mcentire@bofa.com lawrence.grayson@bofa.com Jonathan Blum, Bank of America (Fixed Income), 1.212.449.3112 jonathan.blum@bankofamerica.com Bank of America Bank of America is one of the world’s leading financial institutions, serving individual consumers, small and middle-market businesses and large corporations with a full range of banking, investing, asset management and other financial and risk management products and services. The company provides unmatched convenience in the United States, serving approximately 66 million consumer and small business clients with approximately 4,300 retail financial centers, including approximately 2,200 lending centers, 2,400 financial centers with a Consumer Investment Financial Solutions Advisor and 1,700 business centers; approximately 16,600 ATMs; and award- winning digital banking with more than 37 million active users, including approximately 28 million mobile users. Bank of America is a global leader in wealth management, corporate and investment banking and trading across a broad range of asset classes, serving corporations, governments, institutions and individuals around the world. Bank of America offers industry-leading support to approximately 3 million small business owners through a suite of innovative, easy-to-use online products and services. The company serves clients through operations across the United States, its territories and approximately 35 countries. Bank of America Corporation stock (NYSE: BAC) is listed on the New York Stock Exchange. Forward-Looking Statements Bank of America Corporation (the “Company”) and its management may make certain statements that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements can be identified by the fact that they do not relate strictly to historical or current facts. Forward-looking statements often use words such as “anticipates,” “targets,” “expects,” “hopes,” “estimates,” “intends,” “plans,” “goals,” “believes,” “continue” and other similar expressions or future or conditional verbs such as “will,” “may,” “might,” “should,” “would” and “could.” Forward-looking statements represent the Company’s current expectations, plans or forecasts of its future results, revenues, expenses, efficiency ratio, capital measures, strategy, and future business and economic conditions more generally, and other future matters. These statements are not guarantees of future results or performance and involve certain known and unknown risks, uncertainties and assumptions that are difficult to predict and are often beyond the Company’s control. Actual outcomes and results may differ materially from those expressed in, or implied by, any of these forward-looking statements. 11

You should not place undue reliance on any forward-looking statement and should consider the following uncertainties and risks, as well as the risks and uncertainties more fully discussed under Item 1A. Risk Factors of the Company’s 2018 Annual Report on Form 10-K and in any of the Company’s subsequent Securities and Exchange Commission filings: the Company’s potential claims, damages, penalties, fines and reputational damage resulting from pending or future litigation, regulatory proceedings and enforcement actions; the possibility that the Company’s future liabilities may be in excess of its recorded liability and estimated range of possible loss for litigation, regulatory, and representations and warranties exposures; the possibility that the Company could face increased servicing, fraud, indemnity, contribution or other claims from one or more counterparties, including trustees, purchasers of loans, underwriters, issuers, monolines, private-label and other investors, or other parties involved in securitizations; the Company’s ability to resolve representations and warranties repurchase and related claims, including claims brought by investors or trustees seeking to avoid the statute of limitations for repurchase claims; the risks related to the discontinuation of the London InterBank Offered Rate and other reference rates, including increased expenses and litigation and the effectiveness of hedging strategies; uncertainties about the financial stability and growth rates of non-U.S. jurisdictions, the risk that those jurisdictions may face difficulties servicing their sovereign debt, and related stresses on financial markets, currencies and trade, and the Company’s exposures to such risks, including direct, indirect and operational; the impact of U.S. and global interest rates, inflation, currency exchange rates, economic conditions, trade policies, including tariffs, and potential geopolitical instability; the impact of the interest rate environment on the Company’s business, financial condition and results of operations; the possibility that future credit losses may be higher than currently expected due to changes in economic assumptions, customer behavior, adverse developments with respect to U.S. or global economic conditions and other uncertainties; the Company’s ability to achieve its expense targets and expectations regarding net interest income, net charge-offs, effective tax rate, loan growth or other projections; adverse changes to the Company’s credit ratings from the major credit rating agencies; an inability to access capital markets or maintain deposits or borrowing costs; estimates of the fair value and other accounting values, subject to impairment assessments, of certain of the Company’s assets and liabilities, including the Company’s merchant services joint venture; the estimated or actual impact of changes in accounting standards or assumptions in applying those standards, including the new credit loss accounting standard; uncertainty regarding the content, timing and impact of regulatory capital and liquidity requirements; the impact of adverse changes to total loss-absorbing capacity requirements and/or global systemically important bank surcharges; the potential impact of actions of the Board of Governors of the Federal Reserve System on the Company’s capital plans; the effect of regulations, other guidance or additional information on the impact from the Tax Cuts and Jobs Act; the impact of implementation and compliance with U.S. and international laws, regulations and regulatory interpretations, including, but not limited to, recovery and resolution planning requirements, Federal Deposit Insurance Corporation assessments, the Volcker Rule, fiduciary standards and derivatives regulations; a failure in or breach of the Company’s operational or security systems or infrastructure, or those of third parties, including as a result of cyber-attacks; the impact on the Company’s business, financial condition and results of operations from the planned exit of the United Kingdom from the European Union; the impact of a federal government shutdown and uncertainty regarding the federal government’s debt limit; and other similar matters. Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update any forward-looking statement to reflect the impact of circumstances or events that arise after the date the forward-looking statement was made. “Bank of America Merrill Lynch” is the marketing name for the Global Banking and Global Markets businesses of Bank of America Corporation. Lending, derivatives and other commercial banking activities are performed by banking affiliates of Bank of America Corporation, including Bank of America, N.A., member FDIC. Securities, financial advisory and other investment banking activities are performed by investment banking affiliates of Bank of America Corporation (Investment Banking Affiliates), including BofA Securities, Inc. and Merrill Lynch Professional Clearing Corp., both of which are registered broker-dealers and members of FINRA and SIPC, and in other jurisdictions, by locally registered entities. BofA Securities, Inc. and Merrill Lynch Professional Clearing Corp. are registered as futures commission merchants with the U.S. Commodity Futures Trading Commission and are members of the National Futures Association. Investment products offered by Investment Banking Affiliates: Are Not FDIC Insured * May Lose Value * Are Not Bank Guaranteed. Bank of America Corporation’s broker-dealers are not banks and are separate legal entities from their bank affiliates. The obligations of the broker-dealers are not obligations of their bank affiliates (unless explicitly stated otherwise), and these bank affiliates are not responsible for securities sold, offered or recommended by the broker-dealers. The foregoing also applies to other non-bank affiliates. For more Bank of America news, including dividend announcements and other important information, visit the Bank of America newsroom at https://newsroom.bankofamerica.com. www.bankofamerica.com 12

13

Bank of America Corporation and Subsidiaries

Selected Financial Data

(In millions, except per share data)

Summary Income Statement	Six Months Ended June 30 2019	Six Months Ended June 30 2018	Second Quarter 2019	First Quarter 2019	Second Quarter 2018
Net interest income	$ 24,564	$ 23,597	$ 12,189	$ 12,375	$ 11,828
Noninterest income	21,524	22,022	10,895	10,629	10,721
Total revenue, net of interest expense	46,088	45,619	23,084	23,004	22,549
Provision for credit losses	1,870	1,661	857	1,013	827
Noninterest expense	26,492	27,066	13,268	13,224	13,224
Income before income taxes	17,726	16,892	8,959	8,767	8,498
Income tax expense	3,067	3,190	1,611	1,456	1,714
Net income	$ 14,659	$ 13,702	$ 7,348	$ 7,311	$ 6,784
Preferred stock dividends	681	746	239	442	318
Net income applicable to common shareholders	$ 13,978	$ 12,956	$ 7,109	$ 6,869	$ 6,466
Average common shares issued and outstanding	9,624.0	10,251.7	9,523.2	9,725.9	10,181.7
Average diluted common shares issued and outstanding	9,672.4	10,389.9	9,559.6	9,787.3	10,309.4
Summary Average Balance Sheet					
Total debt securities	$ 444,077	$ 431,133	$ 446,447	$ 441,680	$ 429,191
Total loans and leases	947,291	933,375	950,525	944,020	934,818
Total earning assets	2,017,555	1,980,887	2,023,722	2,011,318	1,981,930
Total assets	2,380,127	2,324,269	2,399,051	2,360,992	2,322,678
Total deposits	1,367,700	1,298,973	1,375,450	1,359,864	1,300,659
Common shareholders' equity	244,668	242,009	245,438	243,891	241,313
Total shareholders' equity	267,101	265,330	267,975	266,217	265,181
Performance Ratios					
Return on average assets	1.24%	1.19%	1.23%	1.26%	1.17%
Return on average common shareholders' equity	11.52	10.80	11.62	11.42	10.75
Return on average tangible common shareholders' equity [(1)]	16.13	15.21	16.24	16.01	15.15
Per Common Share Information					
Earnings	$ 1.45	$ 1.26	$ 0.75	$ 0.71	$ 0.64
Diluted earnings	1.45	1.25	0.74	0.70	0.63
Dividends paid	0.30	0.24	0.15	0.15	0.12
Book value	26.41	24.07	26.41	25.57	24.07
Tangible book value [(1)]	18.92	17.07	18.92	18.26	17.07

Summary Period-End Balance Sheet	June 30 2019	March 31 2019	June 30 2018
Total debt securities	$ 446,075	$ 440,674	$ 438,269
Total loans and leases	963,800	945,615	935,824
Total earning assets	2,027,935	2,011,503	1,948,663
Total assets	2,395,892	2,377,164	2,291,670
Total deposits	1,375,093	1,379,337	1,309,691
Common shareholders' equity	246,719	244,684	241,035
Total shareholders' equity	271,408	267,010	264,216
Common shares issued and outstanding	9,342.6	9,568.4	10,012.7

Credit Quality	Six Months Ended June 30 2019	Six Months Ended June 30 2018	Second Quarter 2019	First Quarter 2019	Second Quarter 2018
Total net charge-offs	$ 1,878	$ 1,907	$ 887	$ 991	$ 996
Net charge-offs as a percentage of average loans and leases outstanding [(2)]	0.40%	0.41%	0.38%	0.43%	0.43%
Provision for credit losses	$ 1,870	$ 1,661	$ 857	$ 1,013	$ 827

	June 30 2019	March 31 2019	June 30 2018
Total nonperforming loans, leases and foreclosed properties [(3)]	$ 4,452	$ 5,145	$ 6,181
Nonperforming loans, leases and foreclosed properties as a percentage of total loans, leases and foreclosed properties [(2)]	0.47%	0.55%	0.66%
Allowance for loan and lease losses	$ 9,527	$ 9,577	$ 10,050
Allowance for loan and lease losses as a percentage of total loans and leases outstanding [(2)]	1.00%	1.02%	1.08%

For footnotes, see page 14.

Current period information is preliminary and based on company data available at the time of the presentation.

14 Bank of America Corporation and Subsidiaries Selected Financial Data (continued) (Dollars in millions) Capital Management June 30 March 31 June 30 2019 2019 2018 Regulatory capital metrics (4): Common equity tier 1 capital $ 171,498 $ 169,243 $ 164,872 Common equity tier 1 capital ratio - Standardized approach 11.7% 11.6% 11.4% Common equity tier 1 capital ratio - Advanced approaches 12.0 11.9 11.5 Tier 1 leverage ratio 8.4 8.4 8.4 Tangible equity ratio (5) 8.7 8.5 8.7 Tangible common equity ratio (5) 7.6 7.6 7.7 (1) Return on average tangible common shareholders’ equity and tangible book value per share of common stock are non-GAAP financial measures. We believe the use of ratios that utilize tangible equity provides additional useful information because they present measures of those assets that can generate income. Tangible book value per share provides additional useful information about the level of tangible assets in relation to outstanding shares of common stock. See Reconciliations to GAAP Financial Measures on page 18. (2) Ratios do not include loans accounted for under the fair value option. Charge-off ratios are annualized for the quarterly presentation. (3) Balances do not include past due consumer credit card loans, consumer loans secured by real estate where repayments are insured by the Federal Housing Administration and individually insured long-term stand-by agreements (fully insured home loans), and in general, other consumer and commercial loans not secured by real estate; purchased credit-impaired loans even though the customer may be contractually past due; and nonperforming loans held for sale or accounted for under the fair value option. (4) Regulatory capital ratios at June 30, 2019 are preliminary. Bank of America Corporation (the Corporation) reports regulatory capital ratios under both the Standardized and Advanced approaches. The approach that yields the lower ratio is used to assess capital adequacy, which for CET1 is the Standardized approach at June 30, 2019, March 31, 2019 and June 30, 2018. (5) Tangible equity ratio equals period-end tangible shareholders’ equity divided by period-end tangible assets. Tangible common equity ratio equals period-end tangible common shareholders’ equity divided by period-end tangible assets. Tangible shareholders’ equity and tangible assets are non-GAAP financial measures. We believe the use of ratios that utilize tangible equity provides additional useful information because they present measures of those assets that can generate income. See Reconciliations to GAAP Financial Measures on page 18. Current period information is preliminary and based on company data available at the time of the presentation.

15

Bank of America Corporation and Subsidiaries

Quarterly Results by Business Segment and All Other

(Dollars in millions)

	Second Quarter 2019				
	Consumer Banking	**GWIM**	**Global Banking**	**Global Markets**	**All Other**
Total revenue, net of interest expense	**$ 9,717**	**$ 4,900**	**$ 4,975**	**$ 4,145**	**$ (504)**
Provision for credit losses	**947**	**21**	**125**	**5**	**(241)**
Noninterest expense	**4,407**	**3,458**	**2,212**	**2,677**	**514**
Net income	**3,294**	**1,073**	**1,926**	**1,046**	**9**
Return on average allocated capital [(1)]	**36%**	**30%**	**19%**	**12%**	**n/m**
Balance Sheet					
Average					
Total loans and leases	**$ 296,388**	**$ 166,324**	**$ 372,531**	**$ 70,587**	**$ 44,695**
Total deposits	**707,028**	**253,925**	**362,619**	**31,128**	**20,750**
Allocated capital [(1)]	**37,000**	**14,500**	**41,000**	**35,000**	**n/m**
Quarter end					
Total loans and leases	**$ 300,412**	**$ 168,993**	**$ 376,948**	**$ 74,136**	**$ 43,311**
Total deposits	**714,223**	**251,818**	**358,902**	**29,961**	**20,189**

	First Quarter 2019				
	Consumer Banking	GWIM	Global Banking	Global Markets	All Other
Total revenue, net of interest expense	$ 9,632	$ 4,820	$ 5,155	$ 4,181	$ (631)
Provision for credit losses	974	5	111	(23)	(54)
Noninterest expense	4,356	3,428	2,266	2,755	419
Net income (loss)	3,248	1,047	2,028	1,036	(48)
Return on average allocated capital [(1)]	36%	29%	20%	12%	n/m
Balance Sheet					
Average					
Total loans and leases	$ 292,269	$ 164,403	$ 370,108	$ 70,080	$ 47,160
Total deposits	696,939	261,831	349,037	31,366	20,691
Allocated capital [(1)]	37,000	14,500	41,000	35,000	n/m
Quarter end					
Total loans and leases	$ 292,454	$ 164,483	$ 373,017	$ 70,052	$ 45,609
Total deposits	721,727	261,168	343,897	31,073	21,472

	Second Quarter 2018				
	Consumer Banking	GWIM	Global Banking	Global Markets	All Other
Total revenue, net of interest expense	$ 9,233	$ 4,742	$ 5,014	$ 4,251	$ (537)
Provision for credit losses	944	12	(23)	(1)	(105)
Noninterest expense	4,367	3,427	2,185	2,726	519
Net income (loss)	2,922	971	2,111	1,129	(349)
Return on average allocated capital [(1)]	32%	27%	21%	13%	n/m
Balance Sheet					
Average					
Total loans and leases	$ 280,689	$ 160,833	$ 355,088	$ 75,053	$ 63,155
Total deposits	687,812	236,214	323,215	30,736	22,682
Allocated capital [(1)]	37,000	14,500	41,000	35,000	n/m
Quarter end					
Total loans and leases	$ 283,565	$ 162,034	$ 355,473	$ 73,496	$ 61,256
Total deposits	695,530	233,925	326,029	31,450	22,757

(1) Return on average allocated capital is calculated as net income, adjusted for cost of funds and earnings credits and certain expenses related to intangibles, divided by average allocated capital. Other companies may define or calculate these measures differently.

n/m = not meaningful

Certain prior period amounts have been reclassified among the segments to conform to current period presentation.

The Company reports the results of operations of its four business segments and All Other on a fully taxable-equivalent (FTE) basis.

Current period information is preliminary and based on company data available at the time of the presentation.

16

Bank of America Corporation and Subsidiaries

Year-to-Date Results by Business Segment and All Other

(Dollars in millions)

	Six Months Ended June 30, 2019				
	Consumer Banking	GWIM	Global Banking	Global Markets	All Other
Total revenue, net of interest expense	$ 19,349	$ 9,720	$ 10,130	$ 8,326	$ (1,135)
Provision for credit losses	1,921	26	236	(18)	(295)
Noninterest expense	8,763	6,886	4,478	5,432	933
Net income (loss)	6,542	2,120	3,954	2,082	(39)
Return on average allocated capital (1)	36%	30%	19%	12%	n/m
Balance Sheet					
Average					
Total loans and leases	$ 294,340	$ 165,369	$ 371,326	$ 70,335	$ 45,921
Total deposits	702,011	257,856	355,866	31,246	20,721
Allocated capital (1)	37,000	14,500	41,000	35,000	n/m
Period end					
Total loans and leases	$ 300,412	$ 168,993	$ 376,948	$ 74,136	$ 43,311
Total deposits	714,223	251,818	358,902	29,961	20,189

	Six Months Ended June 30, 2018				
	Consumer Banking	GWIM	Global Banking	Global Markets	All Other
Total revenue, net of interest expense	$ 18,214	$ 9,597	$ 10,009	$ 9,063	$ (960)
Provision for credit losses	1,879	50	(7)	(4)	(257)
Noninterest expense	8,915	7,008	4,477	5,651	1,015
Net income (loss)	5,527	1,892	4,099	2,528	(344)
Return on average allocated capital (1)	30%	26%	20%	15%	n/m
Balance Sheet					
Average					
Total loans and leases	$ 280,126	$ 159,969	$ 353,398	$ 74,412	$ 65,470
Total deposits	681,119	239,627	323,807	31,524	22,896
Allocated capital (1)	37,000	14,500	41,000	35,000	n/m
Period end					
Total loans and leases	$ 283,565	$ 162,034	$ 355,473	$ 73,496	$ 61,256
Total deposits	695,530	233,925	326,029	31,450	22,757

(1) Return on average allocated capital is calculated as net income, adjusted for cost of funds and earnings credits and certain expenses related to intangibles, divided by average allocated capital. Other companies may define or calculate these measures differently.

n/m = not meaningful

Certain prior period amounts have been reclassified among the segments to conform to current period presentation.

Current period information is preliminary and based on company data available at the time of the presentation.

17 Bank of America Corporation and Subsidiaries Supplemental Financial Data (Dollars in millions) Six Months Ended Second First Second June 30 Quarter Quarter Quarter FTE basis data (1) 2019 2018 2019 2019 2018 Net interest income $ 24,866 $ 23,901 $ 12,338 $ 12,528 $ 11,982 Total revenue, net of interest expense 46,390 45,923 23,233 23,157 22,703 Net interest yield 2.48% 2.42% 2.44% 2.51% 2.41% Efficiency ratio 57.11 58.94 57.11 57.10 58.25 June 30 March 31 June 30 Other Data 2019 2019 2018 Number of financial centers - U.S. 4,349 4,353 4,433 Number of branded ATMs - U.S. 16,561 16,378 16,050 Headcount 208,984 205,292 207,992 (1) FTE basis is a non-GAAP financial measure. FTE basis is a performance measure used by management in operating the business that management believes provides investors a more accurate picture of the interest margin for comparative purposes. The Corporation believes that this presentation allows for comparison of amounts from both taxable and tax-exempt sources and is consistent with industry practices. Net interest income includes FTE adjustments of $302 million and $304 million for the six months ended June 30, 2019 and 2018, respectively; $149 million and $153 million for the second and first quarters of 2019, respectively, and $154 million for the second quarter of 2018. Certain prior period amounts have been reclassified to conform to current period presentation. Current period information is preliminary and based on company data available at the time of the presentation.

18

Bank of America Corporation and Subsidiaries

Reconciliations to GAAP Financial Measures

(Dollars in millions, except per share information)

The Corporation evaluates its business based on the following ratios that utilize tangible equity, a non-GAAP financial measure. Tangible equity represents an adjusted shareholders' equity or common shareholders' equity amount which has been reduced by goodwill and intangible assets (excluding mortgage servicing rights), net of related deferred tax liabilities. Return on average tangible common shareholders' equity measures the Corporation's net income applicable to common shareholders as a percentage of adjusted average common shareholders' equity. The tangible common equity ratio represents adjusted ending common shareholders' equity divided by total assets less goodwill and intangible assets (excluding mortgage servicing rights), net of related deferred tax liabilities. Return on average tangible shareholders' equity measures the Corporation's net income applicable to common shareholders as a percentage of adjusted average total shareholders' equity. The tangible equity ratio represents adjusted ending shareholders' equity divided by total assets less goodwill and intangible assets (excluding mortgage servicing rights), net of related deferred tax liabilities. Tangible book value per common share represents adjusted ending common shareholders' equity divided by ending common shares outstanding. These measures are used to evaluate the Corporation's use of equity. In addition, profitability, relationship and investment models all use return on average tangible shareholders' equity as key measures to support our overall growth goals.

See the tables below for reconciliations of these non-GAAP financial measures to the most closely related financial measures defined by GAAP for the six months ended June 30, 2019 and 2018 and the three months ended June 30, 2019, March 31, 2019 and June 30, 2018. The Corporation believes the use of these non-GAAP financial measures provides additional clarity in understanding its results of operations and trends. Other companies may define or calculate supplemental financial data differently.

	Six Months Ended June 30		Second Quarter	First Quarter	Second Quarter
	2019	2018	2019	2019	2018
Reconciliation of average shareholders' equity to average tangible common shareholders' equity and average tangible shareholders' equity					
Shareholders' equity	$ 267,101	$ 265,330	$ 267,975	$ 266,217	$ 265,181
Goodwill	(68,951)	(68,951)	(68,951)	(68,951)	(68,951)
Intangible assets (excluding mortgage servicing rights)	(1,750)	(2,193)	(1,736)	(1,763)	(2,126)
Related deferred tax liabilities	805	927	770	841	916
Tangible shareholders' equity	$ 197,205	$ 195,113	$ 198,058	$ 196,344	$ 195,020
Preferred stock	(22,433)	(23,321)	(22,537)	(22,326)	(23,868)
Tangible common shareholders' equity	$ 174,772	$ 171,792	$ 175,521	$ 174,018	$ 171,152
Reconciliation of period-end shareholders' equity to period-end tangible common shareholders' equity and period-end tangible shareholders' equity					
Shareholders' equity	$ 271,408	$ 264,216	$ 271,408	$ 267,010	$ 264,216
Goodwill	(68,951)	(68,951)	(68,951)	(68,951)	(68,951)
Intangible assets (excluding mortgage servicing rights)	(1,718)	(2,043)	(1,718)	(1,747)	(2,043)
Related deferred tax liabilities	756	900	756	773	900
Tangible shareholders' equity	$ 201,495	$ 194,122	$ 201,495	$ 197,085	$ 194,122
Preferred stock	(24,689)	(23,181)	(24,689)	(22,326)	(23,181)
Tangible common shareholders' equity	$ 176,806	$ 170,941	$ 176,806	$ 174,759	$ 170,941
Reconciliation of period-end assets to period-end tangible assets					
Assets	$ 2,395,892	$ 2,291,670	$ 2,395,892	$ 2,377,164	$ 2,291,670
Goodwill	(68,951)	(68,951)	(68,951)	(68,951)	(68,951)
Intangible assets (excluding mortgage servicing rights)	(1,718)	(2,043)	(1,718)	(1,747)	(2,043)
Related deferred tax liabilities	756	900	756	773	900
Tangible assets	$ 2,325,979	$ 2,221,576	$ 2,325,979	$ 2,307,239	$ 2,221,576
Book value per share of common stock					
Common shareholders' equity	$ 246,719	$ 241,035	$ 246,719	$ 244,684	$ 241,035
Ending common shares issued and outstanding	9,342.6	10,012.7	9,342.6	9,568.4	10,012.7
Book value per share of common stock	$ 26.41	$ 24.07	$ 26.41	$ 25.57	$ 24.07
Tangible book value per share of common stock					
Tangible common shareholders' equity	$ 176,806	$ 170,941	$ 176,806	$ 174,759	$ 170,941
Ending common shares issued and outstanding	9,342.6	10,012.7	9,342.6	9,568.4	10,012.7
Tangible book value per share of common stock	$ 18.92	$ 17.07	$ 18.92	$ 18.26	$ 17.07

Certain prior period amounts have been reclassified to conform to current period presentation.

Current period information is preliminary and based on company data available at the time of the presentation.